Exhibit 99.3

News Release	News Release
MAGNUM HUNTER RESOURCES CORPORATION
DECLARES WARRANT DIVIDEND ON COMMON STOCK
FOR IMMEDIATE RELEASE — Houston, TX — (Market Wire) — August 16, 2011 — Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE Amex: MHR- PrC) (NYSE Amex: MHR- PrD) (the “Company”) announced today that its Board of Directors has declared a dividend in the form of warrants to purchase shares of the Company’s common stock at $10.50 per share payable on October 14, 2011 to shareholders of record on August 31, 2011. Each shareholder of the Company’s common stock will receive one warrant for every ten shares owned as of the record date (with the number of warrants rounded down to the nearest whole number). Each warrant will entitle the holder to purchase one share of the Company’s common stock at an exercise price of $10.50 per share, subject to certain anti-dilution adjustments. The warrants will generally be exercisable for two years from the date of issuance subject to redemption at the option of the Company at $0.001 per warrant upon not less than thirty days’ notice to the holders.
The Company will issue the warrants pursuant to a warrant agreement which will be attached as an exhibit to the Company’s Current Report on Form 8- K that will be filed with the Securities and Exchange Commission (“SEC”) prior to the date of issuance of the warrants. The warrants will generally be exercisable for two years from the date of issuance, subject to the terms and conditions set forth in the warrant agreement. In particular, the warrants will be exercisable only if a registration statement relating to the shares of the Company’s common stock issuable upon exercise has been declared effective. On or around the time of issuance of the warrants, the Company intends to file with the SEC a registration statement registering the Company’s common stock underlying the warrants. A copy of the registration statement and related prospectus may be obtained for free, when available, on the SEC website at www.sec.gov. The warrants themselves will not be registered under the Securities Act of 1933, as amended, and as such will be subject to restrictions on resale and transfer. Upon issuance, the warrants will not have an active trading market.
Management Comments
Mr. Gary C. Evans, Chairman of the Board and Chief Executive Officer, commented, “Our Board of Directors is pleased to provide this dividend to our shareholders of record as a form of appreciation to the loyalty and dedication of every individual and institution who has remained a shareholder during these turbulent times in the capital markets due to the financial turmoil around the world.”

About Magnum Hunter Resources Corporation
Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition, development and production of oil and natural gas, primarily in the states of West Virginia, Kentucky, Ohio, Texas, North Dakota and Saskatchewan, Canada. The Company is presently active in three of the most prolific shale resource plays in North America, namely the Marcellus Shale, Eagle Ford Shale and Williston Basin/Bakken Shale.
For more information, please view our website at www.magnumhunterresources.com
THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK UNDERLYING THE WARRANTS. ANY SUCH OFFER WILL ONLY BE MADE BY MEANS OF A PROSPECTUS FOLLOWING REGISTRATION OF THE UNDERLYING COMMON STOCK WITH THE SEC.
Forward-Looking Statements
The statements and information contained in this press release that are not statements of historical fact, including all estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “will”, “could”, “should”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “project”, “pursue”, “plan” or “continue” or the negative thereof or variations thereon or similar terminology. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among other, the following: adverse economic conditions in the United States and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil and natural gas; the effects of government regulation, permitting, and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques and tertiary recovery methods; the number of well locations to be drilled, the cost to drill, and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. Readers are cautioned not to place undue reliance on forward-looking statements, contained herein, which speak only as of the date of this document. Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, including estimates, whether as a result of new information, future events, or otherwise. We urge readers to review and consider disclosures we make in our public filings made from time to time with the Securities and Exchange Commission that discuss factors germane to our business, including our Annual Report on Form 10-K, as amended for the year ended December 31, 2010 and our Quarterly Reports on Form 10-Q for the quarters ended March 31,2011 and June 30, 2011. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

Magnum Hunter Contact:	M. Bradley Davis
Senior Vice President of Capital Markets
bdavis@magnumhunterresources.com
(832) 203-4545